===============================================================================


                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  /X/
Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12
/ / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

                                VERITAS DGC INC.
--------------------------------------------------------------------------------
                (Name of Registrant as specified in its charter)


--------------------------------------------------------------------------------
    (Name of Person(s) filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (check the appropriate box):

/X/ No fee required.

/ / Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and O-11.
      1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------
      2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.):

          ---------------------------------------------------------------------
      4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
      5)  Total fee paid:

          ---------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by Registration Statement No., or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:

          ----------------------------------------------------------------------
      2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
      3)  Filing Party:

          ----------------------------------------------------------------------
      4)  Date Filed:

          ----------------------------------------------------------------------

================================================================================

                                 [VERITAS LOGO]


                                VERITAS DGC INC.
                                3701 KIRBY DRIVE
                              HOUSTON, TEXAS 77098


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD DECEMBER 9, 1998

                                 --------------

Notice is hereby given that the annual meeting of the holders of common stock of Veritas DGC Inc. (the "Company") and the holders of exchangeable shares of Veritas Energy Services Inc., a wholly-owned subsidiary of the Company ("VES"), which holders are collectively referred to herein as "stockholders," will be held at the offices of the Company, 3701 Kirby Drive, Houston, Texas, 77098, on Wednesday, December 9, 1998 at 10:00 a.m., Houston time, for the following purposes:

         1) To elect a board of ten directors to serve until the next annual meeting of stockholders or until their successors are elected and qualify; and

         2) To consider and act upon such other business as may properly be presented to the meeting.

A record of stockholders has been taken as of the close of business on October 26, 1998 and only those stockholders of record on that date will be entitled to notice of and to vote at the meeting. A stockholders' list will be available commencing November 23, 1998 and may be inspected during normal business hours prior to the annual meeting at the offices of the Company, 3701 Kirby Drive, Houston, Texas, 77098.

If you do not expect to be present at the meeting, please sign and date the enclosed proxy and return it promptly in the enclosed stamped envelope, which has been provided for your convenience. The prompt return of proxies will ensure a quorum and save the Company the expense of further solicitation.


                                         By Order of the Board of Directors,

                                         /s/ ALLAN C. POGACH

                                         Allan C. Pogach
                                         Secretary


November 2, 1998

                                VERITAS DGC INC.
                                3701 KIRBY DRIVE
                              HOUSTON, TEXAS 77098


                                 PROXY STATEMENT

This proxy statement is being mailed to stockholders commencing on or about November 2, 1998 in connection with the solicitation by the board of directors of the Company of proxies to be voted at the annual meeting of stockholders to be held in Houston, Texas, on December 9, 1998, and at any adjournment thereof, for the purposes set forth in the accompanying notice.

As of October 26, 1998, the record date for the determination of stockholders entitled to vote at the meeting, there were outstanding and entitled to vote 21,322,310 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), and 1,304,826 VES exchangeable shares (collectively, the "Shares"). The Shares vote together as a single class, and each Share entitles the holder to one vote, on all matters presented at the meeting. Holders of a majority of the outstanding Shares must be present, in person or by proxy, to constitute a quorum for the transaction of business.

Proxies will be voted in accordance with the directions specified thereon and in accordance with the judgment of the persons designated as proxies on other matters that may properly come before the meeting. Management does not expect that any matters other than those referred to in this proxy statement will be presented for action at the meeting. Any proxy on which no direction is specified will be voted for the election of the nominees named herein to the board of directors. Abstentions will be treated as present for purposes of determining whether a quorum is present. A stockholder may revoke a proxy by (i) delivering to the Company written notice of revocation, (ii) delivering to the Company a signed proxy of a later date, or (iii) appearing at the meeting and voting in person. Votes will be tabulated, and the results will be certified by election inspectors who are required to resolve impartially any interpretive questions as to the conduct of the vote.

The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitations by mail, regular employees of the Company may, if necessary to assure the presence of a quorum, solicit proxies by telephone.

                                    DIRECTORS

ELECTION OF DIRECTORS

At the meeting, ten nominees are to be elected, each director to hold office until the next annual meeting of stockholders or until his successor is elected and qualifies. The persons named in the accompanying proxy have been designated by the board of directors, and, except as otherwise indicated or unless authority is withheld, they intend to vote for the election of the nominees named. With the exception of Mr. Rask, all of the nominees previously have been elected directors by the stockholders. If any nominee should become unavailable for election, the proxy may be voted for a substitute nominee selected by the persons named in the proxy or the board may be reduced accordingly; however, the board of directors is not aware of any circumstances likely to render any nominee unavailable.

The ten nominees who receive the greatest number of votes cast for election by the holders of Shares entitled to vote and present, in person or by proxy, at the annual meeting shall be the duly elected directors of the Company. The board of directors recommends a vote FOR all ten nominees to the Company's board of directors.

NOMINEES

Certain information concerning nominees is set forth below:


                            PRINCIPAL POSITION WITH                     DIRECTOR
    NAME(1)                      THE COMPANY                 AGE         SINCE                      MEMBER OF
----------------------     ---------------------------     -------    -----------    ---------------------------------------
Clayton P. Cormier         Director                          66          1991        Audit Committee

Ralph M. Eeson             Director                          50          1996        Audit, Nominating and Health, Safety
                                                                                     and Environment Committees

Lawrence C. Fichtner       Director and executive
                               vice-president                53          1996        Health, Safety and Environment
                                                                                     Committee

James R. Gibbs             Director                          54          1997        Audit and Nominating Committees

Steven J. Gilbert          Director                          51          1991        Compensation Committee

Stephen J. Ludlow          Director, president and
                               chief operating officer       48          1994        -


Brian F. MacNeill          Director                          59          1996        Compensation and Nominating Committees


Jan Rask                   Director nominee                  43           -          -

David B. Robson            Chairman of the board             59          1996        Nominating Committee
                               and chief executive
                               officer

Jack C. Threet             Director                          70          1991        Compensation and Health, Safety and
                                                                                     Environment Committees


--------------------

(1) See "Other Information - Certain Stockholders" for Shares beneficially owned by each nominee as of September 30, 1998.


Clayton P. Cormier is currently a financial and insurance consultant. From 1986 to 1991, Mr. Cormier was a senior vice-president in the oil and gas division of Johnson & Higgins, an insurance broker, and previously served as chairman of the board, president, and chief executive officer of Ancon Insurance Company, S.A. and as an assistant treasurer of Exxon.

Ralph M. Eeson has been co-owner and chief executive officer of Kids Only Clothing Club Inc., a manufacturer and a direct seller of children's and adult clothing, since 1991. From 1977 to 1991, he was a senior partner at Code Hunter, Barristers and Solicitors, Calgary.

Lawrence C. Fichtner became executive vice-president - corporate communications of the Company in August 1996, upon consummation of the business combination between the Company and VES (the "Combination"). Prior thereto, he had been executive vice-president of VES or its predecessors since 1978. During the ten years prior to joining VES, he held various positions as a geophysicist with Geophysical Services Inc., Texaco Exploration Ltd. and Bow Valley Exploration Ltd.

James R. Gibbs has been president and chief executive officer of Frontier Oil Corporation, an oil refining and marketing company and formerly Wainoco Oil Corporation, since 1992 and has been employed there for over fifteen years. Mr. Gibbs is a director of Smith International and is an advisory director of Frost Bank - Houston.

Steven J. Gilbert is chairman of Gilbert Global Equity Partners, L.P. From 1992 to 1997 he was managing general partner of Soros Capital L.P., the principal venture capital and leveraged transaction entity of Quantum Group of Funds, and was a principal advisor to Quantum Industrial Holdings Ltd. He has also been the managing director of Commonwealth Capital Partners, L.P., a private equity investment fund. From 1984 to 1988, Mr. Gilbert was the managing general partner of Chemical Venture Partners, which he founded. Mr. Gilbert is a director of NFO Worldwide, Inc., The Asian Infrastructure Fund, Peregrine Indonesia Fund, Inc., Terra Nova (Bermuda) Holdings Ltd., Sydney Harbour Casino Holdings, Ltd. and UroMed Corporation.

Stephen J. Ludlow became president and chief operating officer of the Company in August 1996, upon consummation of the Combination. He has been employed by the Company for 25 years and served as president and chief executive officer of the Company from 1994 to 1996. Prior to 1994, he served as executive vice-president of the Company for four years following eight years of service in a variety of progressively more responsible management positions, including several years of service as the executive responsible for operations in Europe, Africa and the Middle East.

Brian F. MacNeill has been president and chief executive officer of Enbridge Inc., a crude oil and liquids transportation and natural gas distribution company and formerly IPL Energy Inc. ("IPL"), since 1991. He was executive vice-president and chief operating officer of IPL or its predecessors from 1990 to 1991 and previously served as chief financial officer of Interhome Energy, Inc. and Home Oil Company Limited and as vice-president and treasurer of Hiram Walker Resources Ltd.

Jan Rask has been president, chief executive officer and director of Marine Drilling Companies, Inc. since July 1996. Mr. Rask served as president and chief executive officer of Arethusa (Off-Shore) Limited ("Arethusa") from May 1993 until the acquisition of Arethusa by Diamond Offshore Drilling, Inc. in April 1996. Mr. Rask joined Arethusa's principal operating subsidiary in 1990 as its president and chief executive officer.

David B. Robson has been chairman of the board and chief executive officer of the Company since consummation of the Combination in August 1996. Prior thereto, he had held similar positions with VES or its predecessors since 1974. Mr. Robson is also a director of Marine Drilling Companies, Inc.

Jack C. Threet is founder of Threet Energy Incorporated ("Threet Energy"), a small independent oil and gas exploration, management and advice company. He is a major shareholder of Threet Energy and serves as its president, chairman and treasurer. He was formerly vice-president - exploration of Shell Oil Company. Prior to his retirement from Shell Oil Company in 1987, Mr. Threet was also a member of the boards of directors of several affiliates of Shell Oil Company. He is now on the board of Citizens Bank - Pagosa Springs, Colorado.

BOARD AND COMMITTEE ACTIVITY, STRUCTURE AND COMPENSATION

During fiscal 1998, the board of directors convened on seven regularly and specially scheduled occasions, and committees of the board held meetings as follow: audit committee - two meetings; compensation committee - two meetings; nominating committee - one meeting; and health, safety and environment committee
- one meeting. The audit committee assists the board in assuring that the accounting and reporting practices of the Company are in accordance with all applicable requirements. The committee meets with the auditors to discuss the scope of proposed audit work, matters pertaining to the audit and any other matters that the committee or the auditors may wish to discuss. In addition, the audit committee would recommend the appointment of new auditors to the board of directors in the event future circumstances were to indicate that such action is desirable. The compensation committee administers the Company's compensation plans and recommends officers' compensation to the board for approval. The nominating committee recommends nominees for election to the board of directors at each annual meeting and to fill existing or anticipated vacancies in the board's membership; stockholders who may wish to suggest individuals for possible future consideration for board positions should direct recommendations to the nominating committee of the board of directors at the Company's principal offices. The health, safety and environment committee assists the board of directors by overseeing the Company's environmental and occupational health and safety policies and programs and monitoring related current and future regulatory issues. With the exception of Steven J. Gilbert, all directors attended at least 75% of the meetings held during the year by the board and each committee on which he served.

Each director who is not otherwise compensated by the Company is paid an annual fee of $15,000 plus travel expenses, if any, and a fee of $1,500 per board meeting and committee meeting attended. The Company maintains a stock option plan for non-employee directors (the "Director Plan") providing for stock options to be granted to each non-employee director of the Company. Under the Director Plan, each eligible director is granted options to purchase 10,000 shares of the Company's Common Stock on the date of the first meeting of the board in each odd numbered year (the "Date of Grant"). In the case of a director who is initially elected or appointed to the board between Dates of Grant, the board may in its discretion grant an option to such director for a number of shares of Common Stock not to exceed 10,000. The exercise price for each option granted is the closing sale price of a share of Common Stock on the date of grant. Each option will be exercisable on a cumulative basis as to 25% of the shares of Common Stock covered by such option after the first through fourth anniversaries of the Date of Grant. All options expire ten years after their date of grant.



                               EXECUTIVE OFFICERS

TENURE AND IDENTIFICATION

The executive officers of the Company serve at the pleasure of the board of directors and are subject to annual appointment by the board at its first meeting following the annual meeting of stockholders. In addition to Messrs. Robson, Ludlow and Fichtner, who are listed under "Directors - Nominees," the Company's executive officers include the following individuals (collectively, "Executive Officers").

       Anthony Tripodo, age 46, was appointed executive vice-president, chief financial officer and treasurer of the Company in April 1997. Prior to joining the Company, he was employed by Baker Hughes for sixteen years in various financial management capacities, most recently as vice-president of finance and administration for its Baker Performance Chemicals Incorporated unit. Prior to his service with Baker Hughes, Mr. Tripodo was employed by the accounting firm of Price Waterhouse from 1974 to 1980.

       Rene M.J. VandenBrand, age 40, became vice-president - business development of the Company in August 1996 upon consummation of the Combination. Prior thereto, he had been vice-president - finance and secretary of VES since November 1995, following two years of service in comparable positions with Taro Industries Limited. He was previously a partner of Coopers & Lybrand Chartered Accountants in Calgary.

EMPLOYMENT AGREEMENTS

In connection with the Combination, the Company assumed the obligation of the employment agreements previously established between VES and Messrs. Robson and Fichtner. These agreements were for one-year terms ending October 31, 1996. In August 1996, the Company also entered into an employment agreement with Mr. VandenBrand that was effective through August 1997. In April 1997, the Company entered into employment agreements with Messrs. Ludlow and Tripodo that are effective through March 1999. All of these agreements automatically renew for successive one-year periods unless terminated by prior written notice of either party. None of these employment agreements have been terminated. As of July 31, 1998, the Executive Officers are entitled to annual salaries under their employment agreements as follows: Mr. Robson - $330,000; Mr. Ludlow - $265,000; Mr. Fichtner - $150,000; Mr. Tripodo - $190,000; and Mr. VandenBrand - $156,000. Within 30 days of termination without cause, each Executive Officer is entitled to a one-time payment under his employment agreement equal to several months of his salary as follows: Messrs. Robson, Ludlow and Fichtner - 24 months; Mr. Tripodo - 18 months; and Mr. VandenBrand - 12 months. With the exception of Mr. Tripodo, the Executive Officers are subject to non-compete agreements.

COMPENSATION

The following table reflects all forms of compensation for services to the Company for the years ended July 31, 1998, 1997 and 1996 of those individuals who served as (i) the chief executive officer of the Company, or (ii) an executive officer of the Company at an annual rate exceeding $100,000.



                                                    ANNUAL COMPENSATION                LONG TERM COMPENSATION
                                           ---------------------------------------    -------------------------
                                                                                               AWARDS
                                                                                      -------------------------
                                                                                       RESTRICTED       STOCK        ALL OTHER
                                FISCAL                                                   STOCK         OPTIONS        COMPEN-
NAME AND PRINCIPAL POSITION      YEAR        SALARY         BONUS          OTHER         AWARDS        (SHARES)      SATION(1)
---------------------------    --------    ---------    ------------    ----------    ------------    ---------    ------------

David B. Robson                 1998       $297,916     $243,133(3)           -              -              -              -
  Chief executive officer(2)    1997        239,583      188,982(4)           -              -         25,806              -

Stephen J. Ludlow               1998       $241,667     $175,038(3)           -              -              -         $4,000
  President and chief           1997        208,312      148,828              -              -         40,273          4,000
  operating  officer            1996        190,142      139,500              -              -         16,000          4,000

Lawrence C. Fichtner            1998       $128,302     $ 94,791(3)           -              -              -              -
  Executive                     1997        109,520      114,730(4)           -              -         17,032              -
  vice-president -
  corporate
  communications(2)

Anthony Tripodo                 1998       $184,167     $132,171              -              -              -         $  792
  Executive                     1997         60,000       99,687              -       $202,500(6)      17,778              -
  vice-president, chief
  financial officer and
  treasurer(5)

Rene M.J. VandenBrand           1998       $152,500     $109,309              -              -              -         $3,732
  Vice-president -              1997        117,500      102,945(4)     $31,250(7)           -         12,387          3,463
  business development(2)

------------------------
(1) Represents Company contributions to the Executive Officer's account pursuant to the Company's 401(k) Plan.

(2)  Commenced employment with the Company on August 30, 1996.

(3) Includes value of Common Stock received in lieu of cash bonuses at a fair market value of $16 11/16 per share, the closing price on date of payment, as follows: Mr. Robson - 6,654 shares; Mr. Ludlow - 3,387 shares; and Mr. Fichtner - 2,322 shares.

(4) Includes a bonus awarded during fiscal 1996 and paid during fiscal 1997 in the following amounts: Mr. Robson - $7,081; Mr. Fichtner - $5,590; and Mr. VandenBrand - $3,727.

(5)  Commenced employment with the Company on April 1, 1997.

(6) Represents market value of 10,000 shares of restricted stock on the date of grant. In general, 1/3 of these shares vests on April 1st of each of 1998, 1999 and 2000, if Mr. Tripodo is continuously employed by the Company through such dates. Dividends, if any, declared by the Company are payable to Mr. Tripodo on these 10,000 shares. As of July 31, 1998, there were 6,667 unvested shares remaining that had an aggregate value of $221,678.

(7) Includes a $10,000 relocation bonus and a domestic allowance for temporary living expenses of $21,250 incurred during Mr. VandenBrand's relocation from Calgary to Houston.

The following table sets forth information with respect to Executive Officers' options to purchase shares of Common Stock, granted under the 1992 Amended and Restated Employee Nonqualified Stock Option Plan, that were exercised during fiscal 1998 or unexercised at fiscal year end. No options were granted during fiscal 1998 to Executive Officers.



                                                             NUMBER OF UNEXERCISED             VALUE OF IN-THE-MONEY
                           OPTIONS EXERCISED DURING          OPTIONS HELD AT FISCAL         UNEXERCISED OPTIONS HELD AT
                                  FISCAL YEAR                      YEAR END                      FISCAL YEAR END(1)
                           --------------------------    ------------------------------    ------------------------------
                             SHARES
                            ACQUIRED        VALUE
                           ON EXERCISE     REALIZED       EXERCISABLE    UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
                           -----------    -----------    ------------   ---------------    -----------    ---------------

David B. Robson                     -              -          72,989            19,354     $1,857,597           $268,537
Stephen J. Ludlow              19,000       $707,388          34,473            32,419        617,194            449,327
Lawrence C. Fichtner                -              -          57,161            12,774      1,467,433            177,239
Anthony Tripodo                     -              -           4,445            13,333         57,785            173,329
Rene M.J. VandenBrand               -              -          21,097             9,290        536,707            128,902

-----------------
(1) Value of in-the-money unexercised options are calculated based on the July 31, 1998 closing price of the Common Stock of $33 1/4 per share on the New York Stock Exchange.

COMPENSATION COMMITTEE REPORT

The compensation committee of the board of directors (the "Committee") has furnished the following report on executive compensation for fiscal 1998:

   Under the supervision of the Committee, the Company seeks to relate a significant portion of potential total executive compensation to the Company's financial performance. In general, executive financial rewards may be segregated into the following significant components: base compensation, bonus and stock-based benefits.

   Base compensation for the Executive Officers is intended to afford a reasonable degree of financial security and flexibility to those individuals who are regarded by the Committee as acceptably discharging the levels and types of responsibility implicit in the various executive positions. Based on these criteria, the Committee awarded Mr. Robson a raise of $80,000 effective March 1, 1998 in recognition of the Company's improving operating performance. In the case of all other Executive Officers, base compensation for fiscal 1998 was set by the Committee based upon the recommendation of Mr. Robson; base pay increases of approximately $40,000, $40,000, $10,000 and $6,000 were authorized by the Committee for Messrs. Ludlow, Fichtner, Tripodo and VandenBrand, respectively, effective March 1, 1998.

   In setting the base pay for Executive Officers, little consideration was given to the compensation plans of executives in other seismic companies because some of the Company's principal competitors are subsidiaries of larger, more diversified oilfield service concerns, and compensation data was not publicly available for the comparable executive positions in those subsidiaries. Moreover, the few other publicly held seismic operators had such disparate operating and financial characteristics and were of such dissimilar sizes, that the Committee found little basis for reliable comparison. In setting Mr. Robson's salary and the salaries of the other Executive Officers, the Committee considered the salary histories of each executive, and his past performance, credentials, age and experience with the Company, as well as his perceived future utility to the Company.

   Annual bonuses are intended to reflect a policy of requiring a minimum level of Company financial performance before any bonuses are earned by the Executive Officers, with bonuses for achieving higher levels of performance directly tied to the level achieved. For fiscal 1998, the Committee recommended and the board of directors adopted an incentive compensation program (the "Incentive Plan") pursuant to which some 200 managerial personnel (including the Executive Officers) became eligible to earn bonuses based upon the Company's results of operations as a percentage of those anticipated in the annual budget approved by the board at the beginning of the year. The following bonuses were awarded under the Incentive Plan to Executive Officers for their performance during fiscal 1998: Mr. Robson
   - $243,133; Mr. Ludlow - $175,038; Mr. Fichtner - $94,791; Mr. Tripodo -
   $132,171 and Mr. VandenBrand - $109,309.

   The board of directors is of the view that the periodic grant of significant blocks of stock options to the Executive Officers is calculated to align the executive's economic interests with those of stockholders and to provide a direct and continuing focus upon the goal of increasing stockholder value. The Committee presently anticipates that such grants will be considered only every other year. The Company last granted options during fiscal 1997.



                                                 The Compensation Committee,


                                                 Brian F. MacNeill (Chairman)
                                                 Steven J. Gilbert
                                                 Douglas B. Thompson
                                                 Jack C. Threet

                                OTHER INFORMATION

CERTAIN STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of the Company's Shares at September 30, 1998 by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding Shares, (ii) all directors and director nominees of the Company, (iii) the chief executive officer and each of the other executive officers and (iv) all directors, director nominees and executive officers as a group.



                                                              NUMBER OF SHARES(2)
                                                 ----------------------------------------------
                                                                    CURRENTLY
                                                                   EXERCISABLE
                                                                   OPTIONS TO
                                                                    PURCHASE                       PERCENT OF
NAME OF PERSON OR IDENTITY OF GROUP(1)              SHARES           SHARES           TOTAL          CLASS
--------------------------------------------     -------------    -------------    ------------    ------------
David B. Robson                                   1,312,580(3)        72,989         1,385,569         6%
Clayton P. Cormier                                   10,004            2,500            12,504          *
Ralph M. Eeson                                        3,100            1,875             4,975          *
Lawrence C. Fichtner                                  2,322           57,161            59,483          *
James R. Gibbs                                        1,000            1,563             2,563          *
Steven J. Gilbert                                    64,185(4)         2,500            66,685          *
Stephen J. Ludlow                                     4,140           34,473            38,613          *
Brian F. MacNeill                                     4,000           11,167            15,167          *
Jan Rask                                                  -                -                 -          -
Jack C. Threet                                        5,333            5,833            11,166          *
Anthony Tripodo                                       7,128            4,445            11,573          *
Rene M.J. VandenBrand                                 1,207           21,097            22,304          *
All directors, director nominees and
    executive officers as a group (12
    persons named above)                          1,414,999          215,603         1,630,602         7%


-----------------------

*    Does not exceed one percent

(1) The address of all persons listed is 3701 Kirby Drive, Houston, Texas, 77098, c/o the Company.

(2) Each person has sole voting and investment power with respect to the Shares listed except as otherwise specified.

(3)  Includes 1,200 shares of Common Stock held by spouse.

(4) Includes 62,748 shares of Common Stock held by Quantum Partners LDC ("Quantum") which may be deemed beneficially owned by Mr. Gilbert by virtue of an investment advisory contract between Mr. Gilbert and Quantum. Mr. Gilbert disclaims beneficial ownership as to these shares.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Securities and Exchange Commission (the "Commission"). With respect to the fiscal year ended July 31, 1998, with the exception of Mr. Ralph Eeson, director, who was delayed in filing one Form 4 regarding five transactions, the Company believes that all filing requirements applicable to the Company's officers, directors and greater than 10% stockholders have been met.

COMMON STOCK PERFORMANCE GRAPH

The following graph illustrates the performance of the Company's Common Stock, compared with the cumulative total return on (i) Standard & Poor's 500 Stock Index ("S&P 500") and (ii) an index of peer companies ("Peer Companies") selected by the Company for the period beginning July 31, 1993 and ending July 31, 1998. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at July 31, 1993. In all cases the cumulative total return assumes, as contemplated by Securities and Exchange Commission Rules, that any cash dividends on the common stock of each entity included in the data presented above were reinvested in that security.

                                    [CHART]

-------------------------------------------------------------------------------------------------------------------
                          July 31, 1993  July 31, 1994  July 31, 1995  July 31, 1996  July 31, 1997  July 31, 1998
                          -------------  -------------  -------------  -------------  -------------  -------------
      VERITAS DGC INC.        $ 100.00      $  54.07       $  81.98       $ 165.78      $ 362.20        $ 479.33
                              --------      --------       --------       --------      --------        --------
      S&P 500                 $ 100.00      $ 105.13       $ 132.54       $ 154.48      $ 234.99        $ 280.29
                              --------      --------       --------       --------      --------        --------
      PEER COMPANIES(1)       $ 100.00      $  96.32       $ 109.57       $ 132.39      $ 248.39        $ 208.18
                              --------      --------       --------       --------      --------        --------
-------------------------------------------------------------------------------------------------------------------


(1) Consists of Dawson Geophysical Company, Petroleum Geo-Services, Inc., Schlumberger Limited, Seitel, Inc. and Western Atlas Inc.


This graph depicts the past performance of the Common Stock and in no way should be used to predict future performance. The Company does not make or endorse any predictions as to future share performance.

The foregoing price performance comparisons shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such acts.

AUDITORS

PricewaterhouseCoopers LLP ("PwC"), certified public accountants, have served as the independent accountants of the Company since November 1996. It is not proposed that any formal action be taken at the meeting with respect to the continued employment of PwC, inasmuch as no such action is legally required. PwC continues to provide audit services to the Company and representatives of PwC plan to attend the annual meeting and will be available to answer questions. Its representatives will also have an opportunity to make a statement at the meetings if they so desire, although it is not expected that any such statement will be made.

On November 20, 1996, the audit committee of the board of directors recommended and the board determined to replace Deloitte & Touche LLP ("D&T") as its principal accountant with PwC. PwC was the principal independent accountant of VES, which was combined into the Company on August 30, 1996. The report of D&T on the Company's financial statements for the fiscal year ending July 31, 1996 did not contain an adverse opinion or a disclaimer of opinion, nor was such opinion qualified or modified as to uncertainty, audit scope or accounting principles. During the year ended July 31, 1996 and the subsequent interim period preceding the replacement of D&T, the Company had no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, and neither the Company nor anyone on the Company's behalf consulted with PwC regarding any matter. D&T has furnished the Company with a letter addressed to the Securities and Exchange Commission stating that it agrees with the foregoing statements.

AVAILABILITY OF ANNUAL REPORT AND FORM 10-K

The annual report to stockholders covering the fiscal year ended July 31, 1998 has been mailed to each stockholder entitled to vote at the annual meeting.

The Company will provide a copy of the Company's annual report on Form 10-K for the fiscal year ended July 31, 1998 without charge to any stockholder making written request to Allan C. Pogach, Corporate Secretary, 3701 Kirby Drive, Houston, Texas, 77098.

OTHER MATTERS

Any stockholder who wishes to submit a proposal for action to be included in the proxy statement and form or proxy relating to the Company's 1999 annual meeting of stockholders is required to submit such proposals to the Company on or before July 5, 1999.

                                         By Order of the Board of Directors,

                                         /s/ ALLAN C. POGACH

                                         Allan C. Pogach
                                         Secretary



November 2, 1998

                                        VERITAS DGC INC.

                PROXY SOLICITATION BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING

                        OF STOCKHOLDERS TO BE HELD ON DECEMBER 9, 1998

                       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                    The undersigned hereby appoints David B. Robson, Stephen J.
                Ludlow, Anthony Tripodo and Allan C. Pogach, or any of them, attorneys and proxies, with power of substitution and
                revocation, to vote, as designated on the reverse side, all shares of stock which the undersigned is entitled to vote, with all powers which the undersigned would possess if personally
    PROXY       present, at the Annual Meeting (including all adjournments
     FOR        thereof) of Stockholders of Veritas DGC Inc. to be held on
   ANNUAL       Wednesday, December 9, 1998 at 10:00 a.m., Houston time at the
   MEETING      offices of the Company, 3701 Kirby Drive, Houston, Texas 77098.
      OF
 STOCKHOLDERS       1. [ ] FOR all nominees (except as specified hereon):
  DECEMBER 9,          Clayton P. Cormier, Ralph M. Eeson, Lawrence C. Fichtner,
     1998              James R. Gibbs, Steven J. Gilbert, Stephen J. Ludlow,
                       Brian F. MacNeill, Jan Rask, David B. Robson and Jack C.
                       Threet.

                       [ ] WITHHOLD authority to vote for all nominees listed above.

                       INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

                    ------------------------------------------------------------

                 (THIS PROXY CONTINUES AND MUST BE SIGNED ON THE REVERSE SIDE)

    2. [ ] As such proxies may determine in their discretion upon such other business (including procedural and other matters relating to the conduct of the meeting) that may properly come before the meeting and any adjournment thereof.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IN THE ABSENCE OF SUCH INSTRUCTIONS THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1.

                                                 The undersigned hereby
                                                 acknowledges receipt of the
                                                 Notice of Annual Meeting of
                                                 Stockholders and the Proxy
                                                 Statement furnished therewith.

                                                 Dated this ____ day of____ 1998

                                                 -------------------------------

                                                 -------------------------------
                                                   Signature(s) of Stockholder

                                                 (Sign exactly as name(s)
                                                 appears on your stock
                                                 certificate. If shares are held
                                                 jointly each holder should
                                                 sign. If signing for estate,
                                                 trust or corporation, title or
                                                 capacity should be stated.)

   PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED BUSINESS ENVELOPE.